UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 2, 2003

AETRIUM INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota	0-22166	41-1439182
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

2350 Helen Street
North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

(651) 770-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

SIGNATURE
Exhibit Index
EX-99.1 Press Release

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit
No.	Description

99.1	Press Release issued April 2, 2003

Item 9. Regulation FD Disclosure.

     Pursuant to the interim guidance provided in Release No. 33-8216, the disclosure being furnished in this Form 8-K is being furnished under Item 12 of Form 8-K.

     On April 2, 2003, the registrant publicly announced, among other things, that it was reiterating its earlier guidance that revenues for the quarter ended March 31, 2003 are expected to be relatively flat when compared to its most recent previous quarters. For further information, please refer to the press release attached hereto as Exhibit 99.1, which is incorporated by reference herein.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETRIUM INCORPORATED

By:	/s/ Douglas L. Hemer Douglas L. Hemer Chief Administrative Officer and Secretary

Dated: April 2, 2003

AETRIUM INCORPORATED

FORM 8-K

Exhibit Index

Exhibit
No.	Description	Method of Filing

99.1	Press Release issued April 2, 2003	Filed herewith